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                                 Exhibit 10.13


                               AMENDMENT 97-1 TO
                           THE BANCORP HAWAII, INC.
                           STOCK OPTION PLAN OF 1994
                           -------------------------

     In accordance with Article 13 of the Bancorp Hawaii, Inc. Stock Option Plan of 1994 (hereinafter "Plan"), and conditioned on the approval of shareholders no later than one year after the date of adoption by the Board of Directors of Bancorp Hawaii, Inc., the Plan is hereby amended by this Amendment No. 97-1 effective as of the date of adoption by the Board of Directors.

     1. The first sentence of Section 4.1 of the Plan shall be amended to increase the total number of Shares reserved and available for grant under the Plan by inserting the number "2,875,000" in lieu of the reference to "1,250,000".